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                                                                    EXHIBIT 21.1


                             LIST OF SUBSIDIARIES


                                                              Jurisdiction
                                                                  of             Percent
Name                                                         Incorporation       Owned
----                                                         --------------      -------
PlaceWare Europe, Ltd. ...................................   United Kingdom       100%
Envoy i-Con, Inc. ........................................   Oregon               100%